UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2022

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2022, Morningstar, Inc. (“Morningstar”) entered into an Asset Purchase Agreement (the “Agreement”) with S&P Global Inc., a New York corporation (“Seller”), pursuant to which, and subject to the terms and conditions thereof, Seller has agreed to sell its Leveraged Commentary & Data business and its related leveraged loan indices portfolio (the “Business”) to Morningstar for up to $650.0 million in cash, comprised of $600.0 million paid at closing, subject to certain adjustments, and a contingent payment of up to $50.0 million six months after closing, upon the achievement of certain conditions related to the transition of the Business’s customer relationships to Morningstar (the “Purchase Price”), plus the assumption by Morningstar of certain liabilities of Seller and its affiliates, in each case as specified in the Agreement (the “Transaction”). Morningstar intends to fund payment of the Purchase Price through a combination of cash on hand and new debt financing.

The Agreement contains customary representations and warranties made by Morningstar and Seller. Each party has made and agreed to comply with customary covenants relating to the Transaction, including covenants by Seller to use reasonable best efforts to conduct the Business in all material respects in the ordinary course until the closing date. In addition, the Agreement includes covenants that require each of Seller and Morningstar to cooperate regarding the transition of the Business to Morningstar, and to cooperate and use their respective best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective the Transaction, including, among other things, to obtain all required approvals, including regulatory approvals and certain specified consents. The representations and warranties of Seller and Morningstar will not survive consummation of the Transaction.

The closing of the Transaction is expected to occur early in the third quarter of 2022 and is subject to certain customary closing conditions, including (a) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (b) the European Commission’s approval of Morningstar as an acceptable acquirer of the Business, and (c) the absence of any injunction or other judgment which prevents the consummation of the Transaction. There is no financing condition to the obligations of Morningstar to consummate the Transaction.

The Agreement also contains certain customary termination provisions for each of Morningstar and Seller, including the right of either party to terminate the Agreement if (a) the closing has not occurred on or before October 3, 2022 (subject to extension by either party to January 3, 2023 in the event that regulatory approvals remain the only conditions to closing not satisfied), or (b) the European Commission determines that Morningstar is not an acceptable acquirer of the Business.

Seller and Morningstar have agreed to enter into certain related transaction agreements at the closing, including a transition services agreement, a trademark license agreement, and a benchmark administration agreement.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement. The Agreement is not being filed herewith, but will be filed on a future date as an exhibit to Morningstar’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2022 or an earlier Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On April 4, 2022, Morningstar issued a press release announcing that it has entered into the Agreement. A copy of the press release is filed as Exhibit 99.1.

Morningstar also published a stakeholder letter and a presentation regarding the Transaction, copies of which are filed as Exhibits 99.2 and 99.3.

Item 8.01	Other Events.

In connection with the entry into the Agreement, on April 3, 2022, Morningstar also entered into a debt commitment letter (the “Commitment Letter”) with Bank of America, N.A. (the “Commitment Party”), pursuant to which, and subject to the terms and conditions thereof, the Commitment Party committed to provide to Morningstar financing in the aggregate amount of up to $1.05 billion to assist with the acquisition of the Business, consisting of a five-year $650.0 million term facility (the “Term Facility”) and a five-year $400.0 million revolving credit facility (the “Revolving Facility,” and collectively with the Term Facility, the “Senior Facilities”). The proceeds of the Term Facility will be used (a) to finance a portion of the Purchase Price, (b) to pay the fees and expenses related to the Transaction and the Senior Facilities, and (c) to replace and refinance Morningstar’s existing revolving credit facility. The proceeds of the Revolving Facility will be used solely for working capital, capital expenditures and other general corporate purposes. The commitments under the Commitment Letter are subject to customary closing conditions.

Forward Looking Statements

This Report contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as "project," "outlook,“ “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” "remain," "target" or "will" and similar references to future periods. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including (i) the future demand for news, research, data, insights, and indexes for the leveraged finance market; (ii) any delay in (a) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or (b) the receipt of European Commission approval of Morningstar as an acceptable acquirer of the Business; (iii) the risks and costs associated with the integration of, and the ability of Morningstar to integrate the Business successfully; and (iv) failure to obtain the necessary financing to complete the Transaction. Factors that will influence the impact on Morningstar’s business and operations include, without limitation, risks and uncertainties affecting the company that are described our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. If any of these risks and uncertainties materialize, our actual future results and other future events may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 4, 2022.
99.2	Stakeholder Letter dated April 4, 2022.
99.3	Presentation dated April 4, 2022.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: April 4, 2022	By:	/s/ Jason Dubinsky
	Name:	Jason Dubinsky
	Title:	Chief Financial Officer

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